Exhibit 8.4

[Loyens & Loeff letterhead]

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Fred. Roeskestraat 100 1076 ED AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

Personal/Confidential

Fiat Chrysler Automobiles N.V.

Fiat House

25, St. James’ Street,

London SW1A 1 HA

United Kingdom

RE	Fiat Chrysler Automobiles N.V.

Amsterdam, December 4, 2014

Sir, Madam,

You have requested us, the undersigned, as special counsel on certain matters of Dutch tax law to Fiat Chrysler Automobiles N.V. (the “Company”), a public company with limited liability incorporated under Dutch law, to render an opinion with respect to the Netherlands tax disclosure in the registration statement on Form F-1 originally filed by the Company under the U.S. Securities Act of 1933, as amended (the “Act”) for the registration of the Mandatory Convertible Securities due 2016 (the “Mandatory Convertible Securities”) of the Company on November 13, 2014, as amended to date (the “Registration Statement”).

Capitalised terms used but not defined herein shall, unless the context otherwise requires, have the same meaning as ascribed to them in the Registration Statement.

In rendering this opinion, we have examined and relied on the information in the Registration Statement of the Company under the Act with respect to the issuance of Mandatory Convertible Securities by the Company, except for the parts in the Registration Statement under the captions “Risk Factors”, as far as Dutch tax law is concerned, and “Tax Consequences—Material Netherlands Tax Consequences”, and the parts in the Preliminary Prospectus under the captions “Risk Related to this Offering and Ownership of Our Mandatory Convertible Securities”, as far as Dutch tax law is concerned, and “Tax Consequences—Material Netherlands Tax Consequences”.

We express no opinion on any law other than the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this opinion. Where in this opinion the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands.

In this opinion letter Dutch concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. The meaning to be attributed to such concepts shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.

AMSTERDAM	•	ARNHEM	•	BRUSSELS	•	LUXEMBOURG	•	ROTTERDAM	•	ARUBA

CURACAO	•	DUBAI	•	GENEVA	•	HONG KONG	•	LONDON	•	NEW YORK	•	PARIS	•	SINGAPORE	•	TOKYO	•	ZURICH

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This opinion may only be relied upon under the express condition that any issue of interpretation arising thereunder will be governed by Dutch law.

This opinion letter is issued by Loyens & Loeff N.V.; individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever. We express no opinion on matters of fact.

Based upon and subject to the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, the statements contained in the Registration Statement under the captions “Risk Related to this Offering and Ownership of Our Mandatory Convertible Securities”, as far as Dutch tax law is concerned, and “Tax Consequences—Material Netherlands Tax Consequences” constitute our opinion and are true and accurate and provide a fair and complete summary of the principal material Dutch tax consequences of acquiring, owning and selling of Mandatory Convertible Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference therein to us. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Loyens & Loeff N.V.

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